EXHIBIT 10.1

EXECUTION COPY

KINGPIN HOLDINGS, LLC

EXECUTIVE SECURITIES AGREEMENT

THIS EXECUTIVE SECURITIES AGREEMENT (this “Agreement”) is made as of February 27, 2004, by and between Kingpin Holdings, LLC, a Delaware limited liability company, (the “Company”), and Frederick R. Hipp (the “Executive Securityholder”). Certain capitalized terms used herein are defined in Section 6 hereof. Capitalized terms used but not defined herein shall have the meanings set forth in the Securityholders Agreement dated as of the date hereof (the “Securityholders Agreement”) by and among the Company and certain Securityholders of the Company.

The parties hereto desire to enter into this Agreement for the purposes, among others, of (i) enabling the Executive Securityholder to purchase, and the Company to sell, the Executive Securities, (ii) enabling the Company to issue Options to the Executive Securityholder, (iii) assuring continuity in the management and ownership of the Company, and (iv) limiting the manner and terms by which the Options and Executive Securities may be transferred.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1. Purchase and Sale of Executive Securities.

(a) Upon execution of this Agreement, the Executive Securityholder shall purchase, and the Company shall sell, 300,000 Common Units at a price of $10.00 per unit (collectively, the “Executive Securities,” as further defined in Section 6 hereof). The Company shall deliver to the Executive Securityholder copies of the certificates representing such Common Units, and the Executive Securityholder shall deliver to the Company a cashier’s or certified check or wire transfer of funds in the aggregate amount of $3,000,000.

(b) Until the occurrence of a Sale of the Company, all certificates evidencing the Executive Securities shall be held by the Company for the benefit of the Executive Securityholder. Upon the occurrence of a Sale of the Company, the Company will return the certificates for the Executive Securities to the record holders thereof. Upon the occurrence of a Public Offering, the Company will return to the record holders thereof certificates representing the Executive Securities.

(c) In connection with the purchase and sale of the Executive Securities, the Executive Securityholder represents and warrants that:

(i) the Executive Securities to be acquired by the Executive Securityholder pursuant to this Agreement shall be acquired for the Executive

Securityholder’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws, and the Executive Securities shall not be disposed of in contravention of the Securities Act or any applicable state securities laws;

(ii) the Executive Securityholder is an executive officer of the Company or a subsidiary thereof, is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Executive Securities;

(iii) the Executive Securityholder is able to bear the economic risk of his or her investment in the Executive Securities for an indefinite period of time. The Executive Securityholder understands that the Executive Securities have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available;

(iv) the Executive Securityholder has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Executive Securities and has had full access to such other information concerning the Company as he or she has requested; and

(v) this Agreement constitutes the legal, valid and binding obligation of the Executive Securityholder, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by the Executive Securityholder does not and shall not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Executive Securityholder is a party or any judgment, order or decree to which the Executive Securityholder is subject.

(d) As an inducement to the Company to issue the Executive Securities to the Executive Securityholder hereunder, and as a condition thereto, the Executive Securityholder acknowledges and agrees that:

(i) neither the issuance of the Executive Securities to the Executive Securityholder hereunder nor any provision contained herein shall entitle the Executive Securityholder to remain in the employment of the Company or its subsidiaries or affect the right of the Company or its subsidiaries to terminate the Executive Securityholder’s employment at any time; and

(ii) neither the Company nor its subsidiaries shall have any duty or obligation to disclose to the Executive Securityholder, and the Executive Securityholder shall have no right to be advised of, any information regarding the Company or its subsidiaries at any time prior to, upon or in connection with the repurchase of the Executive Securities upon the termination of Executive Securityholder’s employment with the Company or its subsidiaries or as otherwise provided hereunder.

(e) Within 30 days after the date of hereof, the Executive Securityholder will make an effective election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”) and the regulations promulgated thereunder in the form of Exhibit C attached hereto.

(f) At the Closing, (i) the Executive Securityholder shall execute in blank ten securities transfer powers in the form of Exhibit A attached hereto (the “Securities Powers”) with respect to the Executive Securities and shall deliver such Securities Powers to the Company. The Securities Powers shall authorize the Company to assign, transfer and deliver the Executive Securities to the appropriate acquirer thereof pursuant to Section 3 below or Section 2 of the Securityholders Agreement and under no other circumstances, and (ii) the Executive Securityholder’s spouse shall execute the consent in the form of Exhibit B attached hereto.

2. Grant and Vesting of Options.

(a) Grant of Options. The Company hereby grants to the Executive Securityholder 417,526 options (the “Options”), each of 313,145 of which give the Executive Securityholder the right to purchase one Common Unit each at an exercise price of $10.00 per unit and each of 104,381 of which give the Executive Securityholder the right to purchase one Common Unit each at an exercise price of $20.00 per unit (as such number of units and exercise prices are equitably adjusted for any unit splits, dividends, combinations, recapitalizations, reorganizations, or other like change affecting the Common Units). Any Common Units or other securities issued or issuable upon exercise of the Options (and any securities issued with respect to any such Common Units or other securities by way of a unit split, dividend, recapitalization or any other reclassification or reorganization) are referred to herein as “Option Units,” and any Common Units or other securities issued upon exercise of the Options shall be considered Executive Securities for purposes of this Agreement. The Options granted to Executive are not intended to be “incentive stock options” within the meaning of Section 422 of the Code.

(b) Exercisability. The Options may be exercised only to the extent they have become finally vested hereunder. Any Options which have vested pursuant to the terms hereof are referred to herein as “Vested Options.” All other Options are referred to herein as “Unvested Options.”

(c) Vesting of Options.

(i) Except as otherwise provided in this Section 2(c), the Options will become vested in accordance with the following schedule, if as of each such date, the Executive Securityholder is still employed by the Company or any of its Subsidiaries:

Date	Cumulative Percentage of Options to be Vested
1st Anniversary of date hereof	25%

2nd Anniversary of date hereof	50%

3rd Anniversary of date hereof	75%

4th Anniversary of date hereof	100%

Upon the occurrence of a Sale of the Company, all Options which have not yet become vested shall become vested as of immediately prior to the time of such event, if as of immediately prior to the time of such event, the Executive Securityholder is still employed by the Company or any of its Subsidiaries.

(ii) If the Executive Securityholder’s employment with the Company terminates due to the Executive Securityholder’s death or Disability, then the Options will continue to vest as if the Executive Securityholder had continued to hold such Options and remained employed by the Company through the next succeeding anniversary date of this Agreement.

(iii) If the Executive Securityholder’s employment with the Company terminates due to the Executive Securityholder’s termination without Cause or resignation with Good Reason, in either case, more than 180 days after an anniversary date of this Agreement, then the Options will continue to vest as if the Executive Securityholder had continued to hold such Options and remained employed by the Company through the next succeeding anniversary date of this Agreement.

(d) Expiration of Options. Notwithstanding any other provision herein or any implication to the contrary, (i) all Unvested Options will automatically expire and cease to be exercisable immediately upon termination of Executive’s employment with the Company and its Subsidiaries for any reason, except as set forth in Section 2(c)(ii) and 2(c)(iii), (ii) all Vested Options will expire and cease to be exercisable upon the earlier of (x) the date and time at which the closing of a repurchase transaction pursuant to Section 4 below occurs, (y) the end of the 30th day following termination of the Executive Securityholder’s employment with the Company and its subsidiaries for any reason other than death or Disability, and (z) one year following termination of the Executive Securityholder’s employment as a result of his death or Disability, (iii) all Vested Options will expire and cease to be exercisable immediately following a Sale of the Company if not exercised in connection therewith, and (iv) in any case, all Options (whether Vested or Unvested) shall expire upon the tenth anniversary of the date of this Agreement.

(e) Procedure for Exercise. The Executive Securityholder may exercise all or any portion of the Options, to the extent they have vested and are outstanding, at any time and from time to time prior to their expiration, by delivering to the Company written notice of such exercise (an “Exercise Notice”) accompanied by the aggregate applicable exercise price for the Options being exercised payable in cash or by check, or at the Executive Securityholder’s option, by authorizing the Company to withhold from issuance a number of Option Units issuable upon exercise of the Vested Options which when multiplied by the Fair Market Value of the Common Units is equal to the aggregate applicable exercise price, as the case may be, for the Vested Options being exercised, subject to compliance with all applicable tax withholding requirements. The Exercise Notice shall set forth the number of Options to be exercised, the applicable Exercise Price, and will contain a written acknowledgment that Executive has read and has been afforded an opportunity to ask questions of the Company’s management regarding all financial and other information provided to the Executive Securityholder regarding the Company and its Subsidiaries. As a condition to the exercise of the Options, the Executive Securityholder shall permit the Company to deliver to the Executive Securityholder all financial and other information regarding the Company it believes necessary to enable the Executive Securityholder to make an informed investment decision, and the Executive Securityholder shall make all customary investment representations (including, without limitation, regarding securities compliance) which the Company shall reasonably require.

(f) Non-transferability of Options. Options may not be Transferred other than by will or the laws of descent and distribution. During the Executive Securityholder’s lifetime, the Options may be exercised only by the Executive Securityholder or his guardian or legal representative. In the event of the Executive Securityholder’s death, the Options may be exercised only (i) by the executor or administrator of the Executive Securityholder’s estate or the person or persons to whom the Options shall pass by will or the laws of descent and distribution, and (ii) to the extent that the Executive Securityholder was entitled to exercise such Options on the date of his death or otherwise pursuant to Section 2(c)(ii) or 2(c)(iii).

(g) Withholding Taxes. It shall be a condition of the exercise of any Option that the Executive make appropriate payment or other provision acceptable to the Company with respect to any withholding tax requirement arising from such exercise, including but not limited to any federal and state income tax and FICA and FUTA withholding. The amount of withholding tax required, if any, with respect to any Option exercise shall be determined by the appropriate financial officer of the Company, and the Executive shall furnish such information and make such representations as such officer requires to make such determination.

3. Restrictions on Transfer of Executive Securities.

(a) Transfer of Executive Securities. The holders of Executive Securities shall not sell, transfer, assign, pledge or otherwise dispose of (a “Transfer”) any interest in any Executive Securities, except pursuant to (i) the provisions of Section 2 of the Securityholders Agreement, (ii) an Approved Sale, (iii) the provisions of Section 3(b) hereof or (iv) the provisions of Section 4 hereof.

(b) Certain Permitted Transfers. The restrictions set forth in this Section 3 shall not apply with respect to any Transfer of Executive Securities made (i) pursuant to applicable laws of descent and distribution or to such Person’s legal guardian in case of any mental incapacity or among such Person’s Family Group, or (ii) at such time as the CHS Group sells Common Units in a Public Sale, but in the case of this clause (ii) only an amount of Common Units (the “Transfer Amount”) equal to the number of Common Units owned by the Executive Securityholder multiplied by a fraction (the “Transfer Fraction”), the numerator of which is the number of Common Units sold by the CHS Group in such Public Sale and the denominator of which is the total number of Common Units held by the CHS Group prior to the Public Sale; provided that, if at the time of a Public Sale by the CHS Group, the Executive Securityholder chooses not to Transfer the Transfer Amount, the Executive Securityholder shall retain the right to Transfer an amount of Common Units at a future date equal to the number of Common Units owned by the Executive Securityholder at such future date multiplied by the Transfer Fraction; provided further that, the restrictions contained in this Section 3 will continue to be applicable to the Executive Securities after any Transfer of the type referred to in clause (i) and the transferees of such Executive Securities will agree in writing to be bound by the provisions of this Agreement. Any transferee of Executive Securities pursuant to a transfer in accordance with the provisions of this Section 3(b) is herein referred to as a “Permitted Transferee.” Upon the transfer of Executive Securities pursuant to this Section 3(b), the transferring Executive

Securityholder will deliver a written notice (a “Transfer Notice”) to the Company. In the case of a Transfer pursuant to clause (i) hereof, the Transfer Notice will disclose in reasonable detail the identity of the Permitted Transferee(s).

(c) Termination of Restrictions. The restrictions set forth in this Section 3 will continue with respect to each Executive Security until the earlier of (i) the date on which such Executive Security has been transferred in a Public Sale as permitted by this Section 2, or (ii) the consummation of an Approved Sale.

(d) Legends. The certificates representing the Executive Securities will bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED AS OF FEBRUARY 27, 2004, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN AN EXECUTIVE SECURITIES AGREEMENT BETWEEN THE COMPANY AND AN EXECUTIVE OF THE COMPANY DATED AS OF FEBRUARY 27, 2004. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”

4. Repurchase of Executive Securities.

(a) Repurchase of Executive Securities without Cause, etc. If Executive Securityholder’s employment with the Company terminates (the “Termination”) due to termination by the Company without Cause (as defined below), the Executive Securityholder’s death or Disability or the Executive Securityholder’s resignation for Good Reason, then the Company and the CHS Group shall have the right to repurchase all or a portion of the Executive Securities of such Executive Securityholder at a price equal to the greater of (i) Fair Market Value and (ii) original cost. If Executive Securityholder’s Termination is due to Executive’s resignation without Good Reason, then the Company and the CHS Group shall have the right to repurchase all or a portion of the Executive Securities of such Executive Securityholder at a price equal to Fair Market Value; provided that with respect to Option Units, the repurchase price in such circumstance shall be the lesser of (i) Fair Market Value and (ii) the Exercise Price paid therefore.

(b) Repurchase of Executive Securities for Cause. If Executive Securityholder’s Termination is due to termination by the Company for Cause, then the Company and the CHS Group shall have the right to repurchase all or a portion of the Executive Securities at a price equal to the lesser of (i) Fair Market Value and (ii) original cost.

(c) Repurchase Procedure for the Company. The Company may elect to repurchase all or a portion of the Executive Securities (the “Available Securities”) after the Executive Securityholder’s employment with the Company has terminated as described in Sections 4(a) or 4(b) (the “Repurchase Option”) by delivery of written notice (a “Repurchase Notice”) to the holders of such Executive Securities within 90 days after the date of the Termination (the “Repurchase Notice Period”). The Repurchase Notice shall set forth the aggregate consideration to be paid for such Available Securities and the time (not to be later than 10 days after such notice) and place for the closing of the transaction. In making their respective elections to repurchase Available Securities, the Company (and the CHS Group below) may distinguish whether they are repurchasing Option Units or other Executive Securities.

(d) Repurchase Procedure for the CHS Group. If for any reason the Company does not elect to purchase all of the Available Securities, the CHS Group shall be entitled to exercise the Repurchase Option for all or a portion of the Available Securities. As soon as practicable after the Company has determined that it will not purchase all of the Available Securities, but in any event within 60 days after the Termination, the Company shall give written notice (the “Option Notice”) to each member of the CHS Group setting forth the number of Available Securities and the purchase price for the Available Securities. The members of the CHS Group may elect to purchase all or a portion of the Available Securities by giving written notice to the Company within 20 days after the Option Notice has been delivered to such member of the CHS Group by the Company. If the members of the CHS Group elect to purchase an aggregate amount of Available Securities in excess of the amount of Available Securities specified in the Option Notice, the Available Securities shall be allocated among the members of the CHS Group based on the amount of such type or types of Securityholder Securities (as defined in the Securityholders Agreement) owned by each member of the CHS Group on the date of the Option Notice. Any member of the CHS Group may condition his, her or its election to purchase such Available Securities on the election of one or more other members of the CHS Group to purchase Available Securities. As soon as practicable, and in any event within ten days after the expiration of the 20 day period set forth in the immediately preceding sentence, the Company shall deliver a Repurchase Notice to the holders of such Available Securities setting forth the aggregate consideration to be paid by the respective members of the CHS Group for such Available Securities and the time (not to be later than 10 days after such notice) and place for the closing of the transaction. At the time the Company delivers such Repurchase Notice to the holders of such Available Securities, the Company shall also deliver written notice to each member of the CHS Group setting forth the amount of securities such member is entitled to purchase, the aggregate purchase price and the time and place of the closing of the transaction.

(e) Manner of Payment. The Company and/or a member of the CHS Group shall pay for the Available Securities to be repurchased pursuant to the Repurchase Option by delivery of a cashier’s check or wire transfer of funds. In addition, the Company may pay the purchase price for the Available Securities to be repurchased from a holder of Executive Securities by offsetting against any indebtedness or obligations for advanced or borrowed funds owed by such holder of Executive Securities. Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Executive Securities by the Company shall be subject to applicable federal and state laws and to restrictions contained in the Company’s and its Subsidiaries’ debt financing arrangements. If such debt financing restrictions prohibit the repurchase of Executive Securities hereunder which the Company and/or the CHS Group is otherwise entitled to make, the time period for the Company and/or the CHS Group to consummate the repurchase of Available Securities as provided in this Section 4 shall be extended for up to an additional 90 days after the Repurchase Notice Period (the “Extension Period”) and the Company and/or the CHS Group shall make such repurchases within the Extension Period if, and promptly as, permitted to do so in light of debt financing restrictions. Notwithstanding the foregoing, if the repurchase of Available Securities has not been consummated within the Extension Period, the Repurchase Option shall lapse.

(f) Revocation. Notwithstanding anything to the contrary contained in this Agreement, if in connection with a Repurchase Option the Executive Securityholder delivers the notice of disagreement described in the definition of Fair Market Value, or if the Fair Market Value of the Executive Securities is determined pursuant to the procedure set forth in the definition thereof to be an amount more than 10% greater than the repurchase price for Executive Securities originally determined by the Board, each of the Company and each member of the CHS Group who has exercised its or their Repurchase Option shall have the right to revoke its, their or his exercise of the Repurchase Option, as the case may be, for all of the Executive Securities elected to be repurchased by it, or them by delivering notice of such revocation in writing to the holders of the Executive Securities during (i) the thirty-day period beginning on the date the Company and the relevant members of the CHS Group receive the Executive Securityholder’s written notice of disagreement and (ii) the thirty-day period beginning on the date the Company, the Executive Securityholder and the relevant members of the CHS Group are given written notice that the Fair Market Value of the Executive Securities was finally determined to be an amount more than 10% greater than the repurchase price for such Executive Securities originally determined by the Board. The closing of the transaction shall be postponed until the expiration of the thirty-day period described in the preceding sentence and shall in any event be postponed until the Fair Market Value of the Executive Securities is finally determined pursuant to the procedure described in the definition of Fair Market Value.

(g) Termination of Certain Repurchase Options. The Repurchase Option set forth in Section 4(a) shall terminate with respect to the Executive Securities upon (i) consummation of a Public Offering or (ii) consummation of an Approved Sale.

(h) Additional Repurchase Option. If any Options are exercised by the Executive Securityholder or the executor or administrator of the Executive Securityholder’s estate for Option Units after the Repurchase Notice Period, the Company and the CHS Group shall have an additional Repurchase Option with respect to any such Option Units on substantially the same terms and in the time periods set forth in this Section 4 from the date of exercise.

5. Transfer. Prior to transferring any Executive Securities (other than in a Public Sale or an Approved Sale) to any Person, the Executive Securityholder or the transferring holder of Executive Securities, as the case may be, will cause the prospective transferee to be bound by this Agreement and to execute and deliver to the Company and the other Securityholders a counterpart to this Agreement. Any Transfer or attempted Transfer of any Executive Securities in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Executive Securities as the owner of such units for any purpose.

6. Definitions.

“Affiliate” means with respect to any Person, any other Person controlling, controlled by, or under common control with such first Person and in the case of a Person which is a partnership, any partner of that Person.

“Board” means the Board of Managers of the Company, established pursuant to the LLC Agreement.

“Cause” has the meaning set forth in the Employment Agreement.

“CHS” means Code Hennessy & Simmons IV LP, a Delaware limited partnership and any Affiliate thereof.

“CHS Common Units” means any Common Units issued to or held by the CHS Group.

“CHS Group” means CHS, CHS Associates IV and any other affiliates of CHS who acquire securities of the Company from time to time.

“Common Units” means the Company’s voting common units and any other securities into which such units may be changed by reason of a recapitalization, reorganization, merger, consolidation or any other change in the structure or capitalization of the Company, including but not limited to shares of common stock of any corporate successor to the business of the Company, whether issued in connection with a public offering of securities of such entity or otherwise.

“Disability “ has the meaning set forth in the Employment Agreement.

“Employment Agreement “ means that certain Employment Agreement dated as of the date hereof by and between the Executive Securityholder and AMF Bowling Worldwide, Inc.

“Executive Securities” will continue to be Executive Securities in the hands of any holder other than Executive (except for the Company and other Securityholders, and except for transferees in a Sale of the Company), and except as otherwise provided herein, each such other holder of Executive Securities will succeed to all rights and obligations attributable to Executive as a holder of Executive Securities hereunder. Executive Securities will also include the Company’s securities issued with respect to Executive Securities by way of a unit split or unit dividend and securities into which such units may be changed by reason of a recapitalization, reorganization, merger, consolidation or any other change in the structure or capitalization of the Company, including but not limited to debt or shares of common stock and/or preferred stock of any corporate successor to the business of the Company, whether issued in connection with a Public Offering of securities of such entity or otherwise.

“Fair Market Value” of any Executive Securities means the composite closing price of the sales of such Executive Securities on the securities exchanges on which such Executive Securities may at the time be listed (as reported in The Wall Street Journal), or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if such Executive Securities are not so listed, the closing price (or last price, if applicable) of sales of such Executive Securities on The Nasdaq Stock Market (as reported in The Wall Street Journal), or if such Executive Securities are not quoted in The Nasdaq Stock Market but are traded over-the-counter, the average of the highest bid and lowest asked prices on such day in the over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the Fair Market Value is being determined and the 20 consecutive business days prior to such day. If at any time such Executive Securities are not listed on any securities exchange, quoted in The Nasdaq Stock Market, or quoted in the over-the-counter market, the “Fair Market Value” of such Executive Securities shall mean the fair market value of such Executive Securities as determined by the Board reasonably and in good faith on an enterprise basis, taking into account all relevant factors determinative of value (including the lack of liquidity of such Executive Securities due to the Company’s status as a privately held corporation, but without regard to any discounts for minority interests), using valuation techniques then prevailing in the securities industry (e.g., discounted cash flows and comparable companies) and assuming full disclosure of all relevant information and a reasonable period of time for effectuating such sale; provided that upon the Executive Securityholder’s request the Board shall provide the Executive Securityholder with reasonable supporting information regarding the Board’s determination of Fair Market Value; and further provided that if the Executive Securityholder disagrees with the Board’s determination of Fair Market Value, then the Executive Securityholder shall provide notice of his disagreement to the Company and the CHS Group within thirty days after the Board provides notice to the Executive Securityholder of its determination, in which case “Fair Market Value” shall be determined by an investment banking firm agreed upon by the Company and the Executive Securityholder, which firm shall submit to the Company and the Executive Securityholder a report within 30 days of its engagement setting forth such determination. If the parties are unable to agree on an investment banking firm within 20 days after the Executive Securityholder provides notice to the Board of his disagreement, the Company and the Executive Securityholder shall each select an investment bank of recognized national standing and such two investment banking firms shall select a third investment banking firm. Such third investment banking firm shall render a determination within 30 days of its engagement. If an investment banking firm is to make the Fair Market Value determination hereunder, the Executive Securityholder, on the one hand, and the Company, on the other hand, shall submit in writing their respective estimates of Fair Market Value at the time the investment banking firm is requested to make such determination, and such investment banking firm’s determination of Fair Market Value shall no higher than the highest estimate nor lower than the lowest estimate as submitted by the Company and the Executive Securityholder. In the event there is a disagreement between the Company and the Executive Securityholder over the determination hereunder, the costs and expenses of the investment banking firm which makes the Fair Market Value determination (as well as, if applicable, the costs and expenses of any investment banking firms engaged (i) solely to choose another investment banking firm as contemplated in this paragraph and (ii) personally by Executive Securityholder to assist him in the determination of Fair Market Value hereunder (such costs and expenses not to exceed $25,000)) will be shared by the Executive Securityholder and the Company based upon the relative percentage of the absolute differences between each party’s estimate and the amount ultimately determined by the investment banking firm. For example, if the Company submitted an estimate of the Fair Market Value which is $1.5 million less than the amount determined by the investment banking firm, and the Executive Securityholder submitted an estimate of the Fair Market Value which is $1 million greater than the amount ultimately determined by the investment banking firm, the costs and expenses will be allocated 40% (i.e., 1 ÷ 2.5) to the Executive Securityholder and 60% (i.e., 1.5 ÷ 2.5) to the Company. If the Company or the CHS Group exercise their revocation rights under Section 4(f), then the expenses of the appraiser shall be borne by the Company in all cases. The determination of such firm will be final and binding upon all parties. The Company may require that the investment banking firm keep confidential any non-public information received as a result of this paragraph pursuant to reasonable confidentiality arrangements. Regardless of when a transaction based on a Fair Market Value valuation is executed, Fair Market Value shall be determined as of the date of the Termination of the Executive Securityholder’s employment with the Company, except in the case of a repurchase pursuant to Section 4(h), in which case Fair Market Value shall be determined as of the date the applicable Options were exercised.

“Family Group” means (i) a Person’s spouse and descendants (whether natural or adopted), (ii) any trust solely for the benefit of the Person and/or any of the Person’s spouse and/or descendants and (iii) any entity wholly owned by the Person.

“Good Reason” has the meaning set forth in the Employment Agreement.

“LLC Agreement” means that certain Amended and Restated Limited Liability Company Agreement dated as of the date hereof by and among the Company and its members, as amended from time to time in accordance with its terms.

“Person” means an individual, a partnership, a corporation, an association, a limited liability company, a joint stock company, a trust, a joint venture, an unincorporated organization or any other entity (including, without limitation, any governmental entity or any department, agency or political subdivision thereof).

“Public Offering” means an initial public offering and sale of equity securities of the Company.

“Public Sale” means any sale of Executive Securities (i) to the public pursuant to an offering registered under the Securities Act or (ii) to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 (or any similar provision then in effect) adopted under the Securities Act (other than Rule 144(k) prior to a Public Offering).

“Registration Agreement” means the Registration Agreement dated as of the date hereof by and among the Company and certain Securityholders of the Company.

“Sale of the Company” means any transaction or series of transactions pursuant to which any Person(s) or a group of related Persons (other than the CHS Group and its Affiliates) in the aggregate acquire(s) (i) capital stock of the Company possessing the voting power (other than voting rights accruing only in the event of a default, breach or event of noncompliance) to elect a majority of the Company’s board of managers (whether by merger, consolidation, reorganization, combination, sale or transfer of the Company’s capital stock, shareholder or voting agreement, proxy, power of attorney or otherwise) or (ii) all or substantially all of the

Company’s assets determined on a consolidated basis; provided, that a Sale of the Company shall not include a Public Offering.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Securityholder” means any Person, other than the Company, who is a party to the Securityholders Agreement as of the date hereof.

“Subsidiaries” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of such Person or entity or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

7. Miscellaneous.

(a) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company, the holders of a majority of the CHS Common Units then outstanding and the Executive Securityholder. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

(b) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(c) Agreement. Except as otherwise expressly set forth herein, in the Securityholders Agreement, or in the Registration Agreement, this Agreement, those documents expressly referred to herein (including the Securityholders Agreement) and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(d) Successors and Assigns. Except as otherwise provided herein, this Agreement will bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Executive Securityholder, and any subsequent holders of Executive Securities and their respective successors and assigns, so long as they hold Executive Securities.

(e) Third Party Beneficiaries. The members of the CHS Group are intended to be third-party beneficiaries of this entire Agreement and the rights and obligations of the parties hereto. It is understood and agreed by the parties hereto that this Agreement shall be enforceable by the holders of a majority of the CHS Common Units then outstanding in accordance with this Agreement’s terms as though such holders of CHS Common Units were a party to every provision hereof. Except as expressly provided herein, no other third party beneficiaries are intended by the parties hereto to be beneficiaries hereof.

(f) Counterparts; Facsimile Signature. This Agreement may be executed in separate counterparts each of which will be an original and all of which taken together shall constitute one and the same agreement. This Agreement may be executed by facsimile signature.

(g) Remedies. The holders of Executive Securities shall be entitled to enforce their rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any holder of Executive Securities may in its sole discretion apply to any court of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

(h) Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, sent via facsimile, sent by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the Company, the Executive Securityholder and to any member of the CHS Group at the addresses set forth below, or subsequent holder of Executive Securities subject to this Agreement, at such address as is indicated in the Company’s records, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally, three business days after deposit in the U.S. mail and one business day after deposit with a reputable overnight courier service.

If to the Company:

Kingpin Holdings, LLC

c/o Code Hennessy & Simmons LLC

10 South Wacker Drive, Suite 3175

Chicago, IL 60606

Facsimile: (312) 876-3854

Attn: Thomas J. Formolo

          Richard A. Lobo

with copies to:

Code Hennessy & Simmons IV LP

c/o Code Hennessy & Simmons LLC

10 South Wacker Drive, Suite 3175

Chicago, IL 60606

Facsimile: (312) 876-3854

Attn: Thomas J. Formolo

          Richard A. Lobo

and

Kirkland & Ellis LLP

200 East Randolph Drive

Chicago, IL 60601

Facsimile: (312) 861-2200

Attn: Kevin R. Evanich, P.C.

If to the Executive Securityholder:

Frederick R. Hipp

321 Dalehurst Ave.

Los Angeles, CA 90024

Facsimile:

with a copy to:

Pillsbury Winthrop LLP

725 South Figueroa Street, Suite 2800

Los Angeles, California 90017-5406

Facsimile: (213) 629-1033

Attn: Anna M. Graves, Esq.

If to the CHS Group:

Code Hennessy & Simmons IV LP

c/o Code Hennessy & Simmons LLC

10 South Wacker Drive, Suite 3175

Chicago, IL 60606

Facsimile: (312) 876-3854

Attn: Thomas J. Formolo

          Richard A. Lobo

with copies to:

Kirkland & Ellis LLP

200 East Randolph Drive

Chicago, IL 60601

Facsimile: (312) 861-2200

Attn: Kevin R. Evanich, P.C.

(i) Governing Law. The corporate law of the State of Delaware shall govern all issues and questions concerning the relative rights and obligations of the Company and its Securityholders. All other issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(j) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Executive Securities Agreement on the day and year first above written.

COMPANY:	KINGPIN HOLDINGS, LLC

	By:	/S/ THOMAS J. FORMOLO
Thomas J. Formolo

	Its:	Chairman of the Board

EXECUTIVE SECURITYHOLDER:	By:	/S/ FREDERICK R. HIPP
Frederick R. Hipp

EXHIBIT A

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, Frederick R. Hipp (“Executive”) does hereby sell, assign and transfer unto                                 , a                     ,                      Common Units of the Company standing in the undersigned’s name on the books of the Company represented by Certificate Nos.              herewith pursuant to Section 1(f) of the Executive Securities Agreement dated February 27, 2004 between Executive and the Company, and for such purpose only does hereby irrevocably constitute and appoint each principal of Code Hennessy & Simmons IV LP (acting alone or with one or more other such principals) as attorney to transfer the said Common Units on the books of the Company with full power of substitution in the premises.

Dated: ________ __, ____
Frederick R. Hipp

EXHIBIT B

SPOUSAL CONSENT

The undersigned spouse of Executive hereby acknowledges that I have read the foregoing Executive Securities Agreement, Securityholders Agreement and Registration Agreement referred to therein, each executed by Executive and dated as of the date hereof, and that I understand their contents. I am aware that the foregoing Executive Securities Agreement, Securityholders Agreement and Registration Agreement provide for the repurchase of my spouse’s securities under certain circumstances and/or impose other restrictions on such securities (including, without limitation, the transfer restriction thereof). I agree that my spouse’s interest in these securities is subject to these restrictions and any interest that I may have in such securities shall be irrevocably bound by these agreements and further, that my community property interest, if any, shall be similarly bound by these agreements.

Date: __________, ____
Spouse’s Name:

Date: __________, ____
Witness’ Name:

EXHIBIT C

February 27, 2004

PROTECTIVE ELECTION TO INCLUDE MEMBERSHIP

INTEREST IN GROSS INCOME PURSUANT TO

SECTION 83(b) OF THE INTERNAL REVENUE CODE

On February 27, 2004, the undersigned acquired 300,000 common units (the “Units”) in Kingpin Holdings, LLC, a Delaware limited liability company (the “Company”), for $3,000,000. The Company has elected to be classified as a corporation for federal income tax purposes pursuant to Treasury Regulation §301.7701-3.

Pursuant to §83(b) of the Internal Revenue Code (the “Code”) and Treasury Regulation §1.83-2 promulgated thereunder, the undersigned hereby makes an election, with respect to the Units, to report as taxable income for the calendar year 2004 the excess (if any) of the value of the Units on February 27, 2004 over the purchase price thereof.

The following information is supplied in accordance with Treasury Regulation § 1.83-2(e):

1. The name, address and social security number of the undersigned:

Name:	Frederick R. Hipp

Address:

Social Security No.:

2. A description of the property with respect to which the election is being made: 300,000 Units.

3. The date on which the Units were transferred: February 27, 2004. The taxable year for which such election is made: 2004.

4. The restrictions to which the property is subject: In the event the undersigned ceases to be employed by the Company or its subsidiaries as a result of termination for cause, each Unit may be repurchased for the lower of fair market value or original cost.

5. The fair market value on February 27, 2004 of the property with respect to which the election is being made, determined without regard to any lapse restrictions: $10 per Unit.

6. The amount paid or to be paid for such property: $10 per Unit.

* * * * *

A copy of this election is being furnished to the Company pursuant to Treasury Regulation § 1.83-2(e)(7). A copy of this election will be submitted with the 2004 federal income tax return of the undersigned pursuant to Treasury Regulation § 1.83-2(c).

Dated: ________ __, 2004
Frederick R. Hipp